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                                                                 Exhibit 3.3(ix)

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                                 ATC-PPV, INC.
                            (a Delaware corporation)

                                      INTO

               AMERICAN TELEVISION AND COMMUNICATIONS CORPORATION
                            (a Delaware corporation)

Pursuant to Section 253 of the General Corporation Law of the State of Delaware

                               ------------------

     American Television and Communications Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST:    That the Corporation is a corporation duly organized and
existing pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL");

     SECOND:   That the Corporation lawfully owns all of the outstanding shares of each authorized class of capital stock of ATC-PPV, Inc., a Delaware corporation (the "Subsidiary");

     THIRD:    That by resolutions of its Board of Directors duly adopted by unanimous written consent on October 6, 1998, the Corporation approved the merger of the Subsidiary with and into itself in accordance with Section 253 of the DGCL, and that said resolutions read exactly as set forth in Exhibit A to this Certificate; and

     FOURTH:   That the merger shall be effective upon filing of this
Certificate with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, American Television and Communications Corporation has caused this Certificate of Ownership and Merger to be executed and acknowledged in accordance with Section 103 of the DGCL on this 6th day of October, 1998.


                                        AMERICAN TELEVISION AND
                                        COMMUNICATIONS CORPORATION


                                        By: /s/ Gail L. Allaman
                                            ---------------------------------
                                            Gail L. Allaman
                                            Vice President
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                                                                      Exhibit A

     RESOLVED, that ATC-PPV, Inc., a Delaware corporation ("ATC-PPV"), all of the outstanding capital stock of which is owned by the Corporation, be merged with and into the Corporation, which shall be the surviving corporation, pursuant to Section 253 of the DGCL, and that upon such merger becoming effective the Corporation assume all of the liabilities and obligations of ATC-PPV;

     RESOLVED, that the president or any vice president and the secretary or any assistant secretary of the Corporation be, and each of them hereby is, directed to prepare and execute, under the seal of the Corporation, a Certificate of Ownership and Merger, which shall set forth a copy of these resolutions, to merge ATC-PPV with and into the Corporation, and to file the same in the office of the Secretary of State of the State of Delaware;

     RESOLVED, that as a result of and in connection with the merger contemplated by these resolutions, ATC-PPV shall be completely liquidated in compliance with Section 332 of the Internal Revenue Code of 1986, as amended ("Section 332"), and such liquidation shall be effected at such time as is specified as the effective time of the merger in the Certificate of Ownership and Merger that shall be filed with the Secretary of State of the State of Delaware;

     RESOLVED, that the foregoing resolutions relating to the effectuation of the merger of ATC-PPV with and into the Corporation shall be deemed, with respect to ATC-PPV, to constitute a plan of liquidation satisfying the requirements of Section 332;

     RESOLVED, that the merger shall not become effective until, and shall become effective upon, the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware or at such later time or date as may be set forth in said Certificate of Ownership and Merger;

     RESOLVED, that the foregoing resolutions may be amended or terminated by this Board of Directors at any time prior to the filing of any or all Certificates of Ownership and Merger with the Secretary of State of the State of Delaware; and

     RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized to take all such actions and to execute and deliver all such agreements, instruments and documents and to cause all such entities to be organized or to be dissolved, liquidated or merged as they or any of them shall deem necessary or appropriate to accomplish the purposes of the foregoing resolutions; and that the execution and delivery of such agreements, instruments and documents, the organization, dissolution, liquidation or merger of such entities and the doing or performing of any such actions, shall be conclusive evidence that the same is authorized hereby.